EXHIBIT 99.1

    Star Gas Partners, L.P. Reports 2003 Fiscal Fourth Quarter and
     Year End Results, Announces Ten Acquisitions in Fiscal 2003

    STAMFORD, Conn.--(BUSINESS WIRE)--Dec. 4, 2003--Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE: SGU, SGH), a diversified home energy distributor and services provider specializing in heating oil, propane, natural gas and electricity, today reported results for the fiscal 2003 fourth quarter and the year ended September 30, 2003.
    Star also reported that since July 1, 2003 it has completed the purchase of three heating oil and propane companies with 47,000 customers. During fiscal 2003, Star acquired ten retail distributors with over 100,000 customers and 112 million gallons of annual volume.
    For the fiscal 2003 fourth quarter, Star's sales rose 26% to a record $175 million, as compared to $139 million in the fourth quarter of fiscal 2002. This significant increase was primarily due to higher energy prices, as well as a 10% volume increase resulting from the contribution of 14 acquisitions made since July 1, 2002.
    Star's fiscal fourth quarter is a non-heating period, and the operating loss increased from $43.5 million in 2002 to $50.4 million in 2003 primarily due to $8.7 million of items associated with: a) $4.5 million of reorganization expenses related to the previously announced heating oil division's Business Process Improvement Program;
b) the impact of acquisitions that are expected to be accretive on a full-year basis but, as anticipated, generated fourth quarter operating losses; and, c) the current period expense associated with the increased value of previously granted equity-based compensation that had declined in fiscal 2002. In addition, results were impacted by lower depreciation and amortization of $0.8 million.
    The fiscal 2003 fourth quarter net loss increased to $61.1 million from $53.0 million in the same period in fiscal 2002 due to the items that impacted the increased operating loss as well as $2.0 million in higher net interest costs largely associated with debt incurred to finance Star's acquisition program; these were slightly offset by lower income tax expense of $1.0 million. Diluted net loss per limited partner unit, which includes the above referenced costs, rose to $1.82 per unit in the fourth quarter of fiscal 2003, from $1.70 per unit in the fourth quarter of fiscal 2002.
    Fiscal 2003 sales increased 43% to a record $1.5 billion, compared to $1.0 billion in fiscal 2002, due both to volume expansion and higher energy prices. Operating income for fiscal 2003 increased 85% to $48.6 million, from $26.3 million in fiscal 2002. This was due primarily to: a) an approximate 23% rise in volume largely driven by colder temperatures; b) the contribution from the 12 acquisitions consummated in fiscal 2002 that had a full year's positive impact on Star's results in fiscal 2003; c) approximately a 1 cent per gallon gross profit margin increase, notwithstanding historically high energy prices; and, d) $5.9 million in lower depreciation and amortization expense largely due to the impact of SFAS 142. Fiscal 2003 operating income was negatively impacted by approximately $20.6 million resulting from: a) $9.4 million of reorganization expenses related to the previously announced heating oil division's Business Process Improvement Program; b) expense associated with the increase in value in fiscal 2003 of previously granted equity-based compensation that had declined in fiscal 2002; and, c) fiscal 2003 acquisitions consummated largely after the heating season, whereby partial year results had a negative effect on annual performance. In addition, management estimates that the implementation of a more efficient delivery scheduling process, which lowered volume in fiscal 2003 by approximately 10 million gallons, resulted in lower operating income of approximately $3.8 million.
    Net income for fiscal 2003 was $0.2 million compared, to an $11.2 million net loss in fiscal 2002. Income before the cumulative effect of the change in accounting principle for the adoption of SFAS No. 142, relating to accounting for goodwill and other intangibles, rose to $4.1 million, from the $11.2 million loss in fiscal 2002. The fiscal 2003 net income increase was primarily attributable to improved weather conditions, the full year's effect of acquisitions made in fiscal 2002, increased margins, and lower depreciation and amortization expense. These factors more than offset the impact of expenses relating to previously granted equity, reorganization costs, partial year results from fiscal 2003 acquisitions, higher income tax expense and the effect of SFAS No. 142. Fiscal 2003 diluted net income per limited partner unit, which included the above referenced costs, was $0.01 per unit, compared to a $0.38 per unit loss in fiscal 2002. Income per limited partner unit before the cumulative effect of the change in accounting principles for the adoption of SFAS No. 142 increased to $0.12 per unit, versus the $0.38 per unit loss in fiscal 2002.
    Star also announced that during the three months ended September 30, 2003 the Partnership acquired three heating oil and propane companies consisting of approximately 47,000 customers, which are expected to add 53 million gallons of annual volume. The total acquisition price for these three purchases was $39 million, representing a 5.2x anticipated EBITDA multiple. The largest acquisition was the previously announced Ultramar New England Home Energy business, a unit of Valero Energy Corporation (NYSE: VLO). The other two companies were Cincinnati Propane of Cincinnati, Ohio and Humphrey Oil of Tiverton, Rhode Island.
    In fiscal 2003 the Partnership acquired ten heating oil and propane companies with over 100,000 customers, representing 112 million gallons of volume, with a purchase price of approximately $76 million; this represents a 5.2x anticipated EBITDA multiple. In keeping with Star's balanced financing strategy, $34.2 million of the aggregate purchase amount was financed through a common unit offering in August 2003.
    Commenting on this performance, Chairman Irik P. Sevin stated, "This fiscal year's EBITDA, which includes a charge of $3.9 million for the cumulative effect of a change in accounting principle for the adoption of SFAS 142, increased 14% to $97.7 million. This was especially gratifying given that it was achieved despite the $24 million impact of the following items: a) the heating oil division's Business Process Improvement Program; b) costs associated with the value of previously granted equity; c) the impact of the heating oil division's delivery rescheduling initiative; and, d) the post-heating season impact of acquisitions made during the year."
    Mr. Sevin went on to note that, "We are also excited with the continued success of Star's very active but disciplined acquisition program and the Business Process Improvement Program. Over the past two years, Star has continued to successfully execute its strategy of buying small and mid-sized heating oil and propane companies, purchasing 22 companies with an average 6 million gallons, at an average 5.4x EBITDA multiple."
    The heating division's Business Process Improvement Program was designed to capitalize on Petro's unique size in the highly fragmented heating oil industry by accessing technology in order to operate both more efficiently and with a higher degree of customer sensitivity. The Program, which has developed and evolved over the past five years, took a major step towards completion this past April with the 19% reduction in administrative staff and the reconfiguring of Petro into a functionally specialized organization. The $9.4 million reorganization costs in fiscal 2003 are part of an overall $28.1 million program, of which $1.6 million remains to be spent in fiscal 2004. Management expects this entire Program to enhance operating income by approximately $15.0 million on an annual basis, of which $8.4 million is expected to be realized in 2004.

    Star Gas Partners, L.P., is a leading distributor of home heating oil, propane and deregulated natural gas and electricity. The Partnership is the nation's largest retail distributor of home heating oil and the nation's seventh largest retail propane distributor. Star, through its wholly owned subsidiary Total Gas & Electric, also sells natural gas and electricity in the Northeast, Mid-Atlantic and Florida.

    This news announcement contains certain forward-looking information that is subject to certain risks and uncertainties as indicated from time to time in the Partnership's 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Included risks and uncertainties are the effects of the weather on the Partnership's financial results, competitive and propane and heating oil pricing pressures, realized savings from the Business Process Improvement Program and other factors impacting the propane, home heating oil, natural gas and electricity distribution industries.




               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER DATA
                 (in thousands, except per unit data)
                              (unaudited)

                                                    Three Months Ended
                                                       September 30,
                                                    ------------------
                                                       2003     2002
                                                    ------------------
Sales                                               $174,728 $138,825
Costs and expenses:
 Cost of sales                                       129,328   98,737
 Operating expenses                                   81,600   68,534
 Depreciation and amortization expenses               14,179   15,010
                                                    ------------------
     Operating loss                                  (50,379) (43,456)
Interest expense, net                                 10,861    8,833
Amortization of debt issuance costs                      633      411
                                                    ------------------
     Loss before income taxes                        (61,873) (52,700)
Income tax expense (benefit)                            (735)     251
                                                    ------------------
     Net loss                                       $(61,138)$(52,951)
                                                    ==================

General Partner's interest in net loss                 $(611)   $(606)
                                                    ==================
Limited Partners' interest in net loss              $(60,527)$(52,345)
                                                    ==================


Limited Partner's interest in net loss per Limited
 Partner unit:
 Basic                                                $(1.82)  $(1.70)
                                                    ==================
 Diluted                                              $(1.82)  $(1.70)
                                                    ==================
Basic weighted average number of
 Limited Partner units outstanding                    33,271   30,762
                                                    ==================
Diluted number of Limited Partner units               33,271   30,762
                                                    ==================
Supplementary Data:
                Retail propane gallons sold           24,021   21,930
                Home heating oil gallons sold         42,576   38,574
                                                    ------------------
                        Total gallons sold            66,597   60,504
                                                    ==================
EBITDA (a)                                          $(36,200)$(28,446)
                                                    ==================

(a) EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating the Partnership's ability to make the Minimum Quarterly Distribution. EBITDA is calculated as follows:

Net loss                                            $(61,138)$(52,951)
Plus:
   Income tax expense (benefit)                         (735)     251
   Amortization of debt issuance costs                   633      411
   Interest expense, net                              10,861    8,833
   Depreciation and amortization                      14,179   15,010
                                                    ------------------
      EBITDA                                        $(36,200)$(28,446)
                                                    ==================

               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER DATA
                 (in thousands, except per unit data)

                                                  Fiscal Years Ended
                                                     September 30,
                                                ----------------------
                                                   2003       2002
                                                ----------------------
Sales                                           $1,463,748 $1,025,058
Costs and expenses:
 Cost of sales                                   1,010,347    661,978
 Operating expenses                                351,634    277,707
 Depreciation and amortization expenses             53,160     59,049
                                                ----------------------
     Operating income                               48,607     26,324
Interest expense, net                               40,583     37,502
Amortization of debt issuance costs                  2,232      1,447
Loss on redemption of debt                             179          -
                                                ----------------------
     Income (loss) before income taxes and
      cumulative effect of change in
      accounting principle                           5,613    (12,625)
Income tax expense (benefit)                         1,500     (1,456)
                                                ----------------------
     Income (loss) before cumulative effect of
      change in accounting principle                 4,113    (11,169)
Cumulative effect of change in accounting
 principle for
   adoption of SFAS No. 142                          3,901          -
                                                ----------------------
     Net income (loss)                                $212   $(11,169)
                                                ======================
General Partner's interest in net income (loss)         $2      $(116)
                                                ======================
Limited Partners' interest in net income (loss)       $210   $(11,053)
                                                ======================

Limited Partners' interest in net income (loss)
 per Limited Partner unit:
     Basic                                            $.01      $(.38)
                                                ======================
    Diluted                                           $.01      $(.38)
                                                ======================

Basic weighted average number of
 Limited Partner units outstanding                  32,659     28,790
                                                ======================
Diluted number of Limited Partner units             32,767     28,790
                                                ======================

Supplementary Data:
                Retail propane gallons sold        166,768    140,324
                Home heating oil gallons sold      567,024    457,749
                                                ----------------------
                        Total gallons sold         733,792    598,073
                                                ======================

EBITDA (a)                                         $97,685    $85,373
                                                ======================

(a) EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating the Partnership's ability to make the Minimum Quarterly Distribution. EBITDA is calculated as follows:

Net income (loss)                                       $212 $(11,169)
Plus:
   Income tax expense (benefit)                        1,500   (1,456)
   Amortization of debt issuance costs                 2,232    1,447
   Interest expense, net                              40,581   37,502
   Depreciation and amortization                      53,160   59,049
                                                     -----------------
      EBITDA                                         $97,685  $85,373
                                                     =================

               STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                     September 30,
                                               -----------------------
                                                      2003     2002
                                               -----------------------

ASSETS
Current assets
 Cash and cash equivalents                           $10,111  $61,481
 Receivables, net of allowance of $9,560 and
  $8,282, respectively                               105,639   83,452
 Inventories                                          42,391   39,453
 Prepaid expenses and other current assets            52,968   37,815
                                               -----------------------
   Total current assets                              211,109  222,201
                                               -----------------------

Property and equipment, net                          262,301  241,892
Long-term portion of accounts receivables              7,145    6,672
Goodwill                                             278,857  264,551
Intangibles, net                                     201,784  193,370
Deferred charges and other assets, net                14,414   15,080
                                               -----------------------
   Total Assets                                     $975,610 $943,766
                                               =======================
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
 Accounts payable                                    $31,026  $20,360
 Working capital facility borrowings                  12,000   26,195
 Current maturities of long-term debt                 22,847   72,113
 Accrued expenses                                     83,197   69,444
 Unearned service contract revenue                    32,036   30,549
 Customer credit balances                             77,558   70,583
                                               -----------------------
   Total current liabilities                         258,664  289,244
                                               -----------------------

Long-term debt                                       499,341  396,733
Other long-term liabilities                           27,829   25,525

Partners' Capital
 Common unitholders                                  210,636  242,696
 Subordinated unitholders                                (56)   3,105
 General partner                                      (3,083)  (2,710)
 Accumulated other comprehensive loss                (17,721) (10,827)
                                               -----------------------
   Total Partners' capital                           189,776  232,264
                                               -----------------------

   Total Liabilities and Partners' Capital          $975,610 $943,766
                                               =======================

    CONTACT: Star Gas Partners
             Richard F. Ambury, 203-328-7310
                   or
             Jaffoni & Collins Incorporated
             Robert L. Rinderman / Purdy Tran, 212-835-8500
             SGU@jcir.com